MALLESONS STEPHEN JAQUES

Termination and Technology assignment deed

Dated

ComEnergy Pty Ltd (ACN 97 105 224 897) ("Company")
Commonwealth Scientific and Industrial Research Organisation (ABN 41 687 119 230) ("CSIRO")
EESTech Inc. ("EESTech")

Mallesons Stephen Jaques
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com

Termination and Technology assignment deed
Contents

Termination and Technology assignment deed
Details

Parties	Company, CSIRO and EESTech	
Company	Name	**ComEnergy Pty Ltd**
	ACN	97 105 224 897
	Address	Woolloongabba QLD 4102
CSIRO	Name	**Commonwealth Scientific and Industrial Research Organisation**
	ABN	41 687 119 230
	Address	Riverside Corporate Park 5 Julius Avenue North Ryde NSW 2113
EESTech	Name	**EESTech Inc.**
	ABN	SRV 060613050-3218311 (Registered in the State of Delaware USA)
	Address	Grd Flr Engineering House 447 Upper Edward Street Spring Hill QLD 4000

Recitals

A The Company, CSIRO and Liquatech Turbine Co Pty Ltd were parties to a Shareholders Agreement dated 22 August 2003 ("**Shareholders Agreement**").

B Under a Share Sale Deed dated 1 June 2007 between CSIRO and EESTech ("**Share Sale Deed**"), EESTech purchased all of CSIRO's shares in the Company. As a result of the Share Sale Deed, the Shareholders Agreement was terminated.

C The Company and CSIRO are parties to a Technology Licence Agreement dated 22 August 2003 ("**Licence Agreement**").

D On the terms of this deed, the Company and CSIRO mutually agree to terminate the Licence Agreement.

E EESTech entered into a HCGT Projects Power Purchase Supply Agreement with Beijing XingliYuan Science & Technology CO, on 5 September 2007, for the supply of 1x30MW HCGT Plant.

F In accordance with clause 8 of the Share Sale Deed, CSIRO agrees to assign and EESTech agrees to accept an assignment of all rights, title and interests including all intellectual property rights and future entitlements to licence fees in respect of the Technology the subject of the Licence Agreement.

Effective Date	The date of this deed.
Date of deed	See Signing page

Termination and Technology assignment deed
General terms

1 Termination

1.1 Termination

The Company and CSIRO agree to terminate the Licence Agreement with effect from the Effective Date.

1.2 Mutual releases

With effect from the Effective Date, the Company and CSIRO release each other party from any obligation or liability under the Licence Agreement and all claims, actions and causes of action (including any claim for costs), present and future, relating to the Licence Agreement.

2 Assignment

2.1 Assignment

As at the Effective Date, CSIRO assigns to EESTech all of CSIRO's rights, title and interests, including all Intellectual Property Rights and future entitlements to licence fees, in the Technology.

2.2 Records

Within 30 days after the Effective Date, CSIRO agrees to provide EESTech with originals of all reports, research papers, drawings, technical materials and any other records relating to the Technology (including records which are relevant to the current status of the patents) and reasonable contact details of each of the patent attorneys who are advising on patents."

2.3 Record of assignment

Within 60 days after the Effective Date, EESTech must apply at its cost to have the assignment of each of the Patents recorded on the relevant register of patents in the relevant jurisdiction.

2.4 Assistance

CSIRO agrees to provide reasonable assistance (including execution of any necessary documents or forms of transfer) as reasonably requested by EESTech, at EESTech's cost, to assist EESTech to become registered as the owner of the Patents.

3 Monetary obligations

3.1 Consideration

This deed is entered into in consideration of the parties incurring obligations and giving rights under this deed and for other valuable consideration.

3.2 GST gross-up

If a supply under this deed is subject to GST and GST has not been accounted for in determining the consideration payable for the supply, the supplying party may recover from the receiving party an amount on account of GST. That amount is:

(a) equal to the value of the supply calculated in accordance with GST law multiplied by the prevailing GST rate; and

(b) payable at the same time as the recipient is required to pay for the related supply.

3.3 Tax invoice

The party making the supply must provide a tax invoice to the party receiving the supply if it is a taxable supply for GST purposes.

3.4 Costs

Each party agrees to pay their own legal and other costs and expenses in connection with the preparation and signing of this deed and any other related documentation, except for stamp duty.

3.5 Stamp duty

EESTech agrees to:

(a) pay all stamp duty payable and assessed on this deed, on any instruments entered under this deed and in respect of a transaction evidenced by this deed; and

(b) indemnify on demand CSIRO against any liability for that stamp duty (including fines and penalties).

4 Warranties and liability

4.1 Acknowledgments

EESTech acknowledges and agrees that:

(a) neither CSIRO nor any of its representatives have made any representations or warranties concerning the utility or patentability of the Technology or validity of the Patents; and

(b) neither CSIRO nor any of its representatives have made any representations or warranties to the effect that the exercise of any

rights in the Technology does not infringe the rights or third parties; and

(c) EESTech is responsible for satisfying itself of the matters referred to in subclause (a) and (b); and

(d) EESTech accepts the risks associated with the matters referred to in subclause (a) and (b); and

(e) EESTech acknowledges that it bears the sole risk of using the Technology, the quality or performance of any products manufactured from the Technology, or the claims of third parties arising from the use of the Technology or such products.

4.2 No representations or warranties

Each party acknowledges that in entering into this deed they have not relied on any representations or warranties about its subject matter except as expressly provided by this deed.

4.3 Implied warranties

To the extent permitted by law and subject to clause 4.4 (Statutory terms), CSIRO excludes all implied terms, representations and warranties whether statutory or otherwise relating to the subject matter of this deed other than as expressly set out in this deed.

4.4 Statutory terms

Where any statute implies in this deed any term, and that statute voids or prohibits provisions under a contract which exclude or modify the operation of such term, such term is deemed to be included in this deed. However, CSIRO's liability for breach of such term will be, if permitted by law, limited (at CSIRO's option) to resupply of the relevant goods or resupply of the relevant services, or the payment of the cost of resupplying the relevant goods or services.

4.5 Liability limit

Subject to clause 4.4 (Statutory terms), the total liability of CSIRO to EESTech for loss or damage of any kind, however caused due to CSIRO's negligence, breach of contract, breach of any law, in equity under indemnities or otherwise, arising out of all acts, omissions and events relating to this deed or the Technology whenever occurring, is not to exceed in aggregate $10,000.

4.6 Consequential loss

Subject to clause 4.4 (Statutory terms), the parties agree that CSIRO is not liable to EESTech and excludes all liability for consequential or incidental damages, third party claims or loss of profits, revenue, goodwill or opportunities in contract, tort, under any statute or otherwise (including negligence) arising from or in any way related to CSIRO's negligence, the Technology, breach of this deed, breach of any law, in equity, under indemnities or otherwise relating to the subject matter of this deed.

5 Indemnities

5.1 Indemnities by EESTech

EESTech agrees to indemnify CSIRO and its directors, officers, employees and agents (each an "**Indemnified Party**") against all liability, loss, costs, damages or expense (including legal costs and expenses) incurred or suffered by an Indemnified Party on a full compensation basis as a result of:

(a) a breach by EESTech of this deed;

(b) wilful misconduct, negligent act or omission or wilful failure to act on the part of EESTech related to this deed;

(c) any use EESTech makes of the Technology or other entity involved in the use of the Technology under its authority;

(d) the use by a third party of any services or products from the Technology by EESTech or other entities involved in the manufacture by EESTech;

(e) activities conducted by EESTech or other entities under the authority of EESTech for the purposes of raising capital with respect to the Technology and any publications prepared and distributed by EESTech for that purpose,

except to the extent that EESTech establishes that the loss, damage, liability, claim or expense is directly attributable to the negligent or wrongful act of CSIRO or its representatives.

5.2 Continuing obligations

The indemnities in this deed are enforceable as debts and are continuing obligations, independent from the other obligations under this deed.

5.3 Enforcement of indemnities

It is not necessary for CSIRO to incur expense or make payment before enforcing a right of indemnity conferred by this deed. Before making any demand for performance of the indemnity, CSIRO must allow EESTech sufficient time as is reasonable in the circumstances to investigate its alleged liability and to negotiate a settlement of or defend the action, claim, proceeding or demand.

6 General

6.1 Confidentiality

Each party agrees not to disclose, or authorise the disclosure of, any terms of this deed, including the negotiations between the parties for the purpose of determining the terms of this deed, to any other person, except to the extent:

(a) the other party consents in writing; or

(b) necessary to obtain legal or financial advice or enforce any term of this deed or comply with legal obligations.

6.2 Public announcements

A party must not make or send a public announcement, communication or circular concerning the transactions referred to in this deed unless it has first obtained the written consent of the other party, which consent is not to be unreasonably withheld.

6.3 Use of CSIRO name

EESTech must not, and must use its best endeavours to ensure that its representatives also do not, use the name of CSIRO, including in a historical context in association with the Technology, without previously having obtained the specific written consent of CSIRO (which may be withheld at its absolute discretion). The use of CSIRO's name will be subject to any conditions attaching to such consent.

6.4 Counterparts

This deed may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument. This deed takes effect if counterparts of the deed are not used, when all parties have signed the deed or if counterparts of the deed are signed, upon exchange.

6.5 Governing law

This deed is governed by the law in force in New South Wales.

6.6 Definitions

These meanings apply unless the contrary intention appears.

Intellectual Property Rights has the same meaning as in the Licence Agreement.

Licence Agreement means the Technology Licence Agreement between the Company and CSIRO dated 22 August 2003.

Patents means the patents set out in Schedule 1.

Technology is defined in Schedule 1.

EXECUTED as a deed

Termination and Technology assignment deed

Schedule 1 - Technology

Technology consists of the following:

(a) **Project Results,** which has the meaning given to it in the project agreement entered into by CSIRO and Liquatech Turbine Company Pty Ltd for the conduct of the research to prove the Turbine Technology and to which the Licence Agreement was annexed; and

(b) **Turbine Technology**, which means:

(i) Heat exchanger design and control defined as "Enabling Know-How" in the Licence Agreement; and

(ii) The following Patents:

Country	Application/Patent No.	Title	Filing Date	Priority Documents
China	ZL00809703.8 (Granted National Phase Patent) US Equivalent: US 6,629,413	A thermodynamic apparatus	Application Date: 28 April 2000 Publication Date: 17 July 2002 Granted Publication Date and Approval Publication Date: 23 June 2004	AU Prov Patent Application PQ0016 (Heat recovery turbine) filed 28.04.99 AU Prov Patent Application PQ5134 (Indirect fired thermodynamic apparatus) filed 17.01.00 PCT Application PCT/AU00/00390 (A thermodynamic apparatus) filed 28.04.00
Australia	Provisional Patent Application No 2006907028	A combustion apparatus	15 December 2006	none

EXECUTED by **EESTECH INC.** in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:

....
Signature of director

MURRAY J. BAILEY
Name of director (block letters)

....
Signature of company secretary*
*delete whichever is not applicable

IAN LINDSAY HUTCHESON..........
Name of company secretary*
(block letters)
*delete whichever is not applicable

Termination and Technology assignment deed
Signing page

DATED: 22 October 2007

EXECUTED by **COMENERGY PTY LTD** in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:

Signature of sole director

MURRAY J. BAILEY

Name of sole director

SIGNED, SEALED AND DELIVERED for and on behalf of **THE COMMONWEALTH SCIENTIFIC AND INDUSTRIAL RESEARCH ORGANISATION ABN 41 687 119 230** by its duly authorised officer:

Signature of Authorised Officer

JAN BINGLEY

Name of Authorised Officer (block letters)

Signature of Witness

ELLEN GORISSEN

Name of Witness (block letters)